Exhibit 10.5

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of August 29, 2008, between PacificNet Inc., a Delaware corporation (the “Debtor”), and Iroquois Master Fund, Ltd., individually and as agent (the “Agent”) for the holders (the “Holders”) of the Second Amended and Restated Variable Rate Secured Convertible Debentures due July 2009 and the Amended and Restated Variable Rate Secured Convertible Debentures due July 2009 issued by the Debtor (collectively, the “Debentures”).

WHEREAS, the Debtor has issued the Debentures to the Holders; and

WHEREAS, the Debtor and the Agent and Holders have executed that certain Settlement and Release Agreement, dated August 29, 2008 (the “Settlement Agreement”), which provides for settlement of certain defaults by the Debtor and for the payment by the Debtor of the outstanding amounts due and owing to the Agent and Holders; and

WHEREAS, it is intention of the parties that the performance by the Debtor of its obligations pursuant to the Debentures be secured by a senior secured pledge of certain assets of the Debtor as more particularly described herein;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound agree as follows:

ARTICLE I
DEFINITIONS

All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Debentures.  The term “State”, as used herein, means the State of New York.  All references herein to the Uniform Commercial Code shall mean the Uniform Commercial Code in the State.  All terms defined in the Uniform Commercial Code and used herein shall have the same definitions herein as specified therein.  However, if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article of the Uniform Commercial Code, the term has the meaning specified in Article 9.  The term “Obligations”, as used herein, means all of the indebtedness, obligations and liabilities of the Debtor to the Holders or the Agent, individually or collectively, arising under or in respect of the Debentures, the Settlement Agreement or this Agreement, and the term “Event of Default”, as used herein, means the failure of the Debtor to pay or perform any of the Obligations as and when due to be paid or performed and any default or event of default under the terms of the Debentures, the Settlement Agreement, or this Agreement, as more fully set forth in Article XII below.

ARTICLE II
GRANT OF SECURITY INTEREST

The Debtor hereby grants to the Agent, for the ratable benefit of the Holders as particularly identified in Schedule A attached hereto, to secure the prompt repayment and performance in full of all of the Obligations, a senior secured first priority lien and security interest in and so pledges and assigns to the Agent the accounts of, and securities held by, the Debtor as set forth in Schedule B attached hereto, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”).

ARTICLE III
AUTHORIZATION TO FILE FINANCING STATEMENTS

The Debtor hereby irrevocably authorizes the Agent, at any time and from time to time, to execute such assignments, pledges, notices, financing statements and other documents pursuant to the Uniform Commercial Code and all other applicable law, in form satisfactory to the Agent, and will pay all filing or recording costs with respect thereto, (including the cost of all federal, state or local documentary, stamp or other taxes), in each case, in all public offices where filing or recording is deemed by the Agent to be necessary or desirable. Debtor hereby authorizes the Agent to take all action (including, without limitation, the filing of any Uniform Commercial Code Financing Statements or amendments thereto and the filing of all such mortgages, assignments, pledges, notices and other documents, all without the signature of Debtor) which the Agent may deem necessary or desirable to perfect or otherwise protect the liens and security interests created hereunder and to obtain the benefits of this Security Agreement.

ARTICLE IV
OTHER ACTIONS

Further to insure the attachment, perfection and first priority of the security interest in the Collateral as set forth herein the Debtor agrees, in each case at the Debtor’s own expense, to take any action reasonably requested by the Agent to insure the attachment, perfection and priority of, and the ability of the Agent to enforce, the security interest granted hereunder in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Debtor’s signature thereon is required therefor, (b) causing the Agent’s name to be noted as secured party on any certificate of title for a titled security if such notation is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the security interest in such Collateral, and (d) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
CONCERNING DEBTOR’S LEGAL STATUS

The Debtor represents and warrants as follows: (a) the Debtor’s exact legal name is that indicated on the signature page hereof, and (b) the Debtor is a corporation organized under the laws of the State of Delaware.

ARTICLE VI
COVENANTS CONCERNING DEBTOR’S LEGAL STATUS

The Debtor covenants as follows: (a) without providing at least thirty (30) days prior written notice to the Agent, the Debtor will not change its name, its place of business or, if more than one, its chief executive office, or its mailing address, (b) the Debtor will not change its type of organization, jurisdiction of organization or other legal structure without prior consent of the Agent and (c) Debtor will promptly notify Agent in writing of any litigation, legal proceeding or dispute involving the Collateral, that exceeds $25,000.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL, ETC.

The Debtor further represents and warrants as follows: (a) the Debtor is the owner of  and has other rights in or power to pledge, secure and transfer the Collateral, free from any adverse lien, security interest or other encumbrance or interest, except for the security interest created by this Agreement and except as the Agent may otherwise permit (b) the Collateral has not previously been pledged, assigned, or otherwise encumbered to or by any third party and is owned by the Debtor free and clear of any lien, security interest or other encumbrance or interest,   (c) the agreements, amounts owed and the payment dates listed on Schedule B are true and accurate in all respects, and (d) the Debtor has not compromised, settled, extended, released or otherwise altered the agreements or amounts or obligations owed by each of the debtors or payors listed on Schedule B nor have any contractual rights or remedies in respect of the accounts or securities which comprise the Collateral been altered, amended or released.

ARTICLE VIII
COVENANTS CONCERNING COLLATERAL, ETC.

The Debtor further covenants as follows: (a) the Debtor shall be the owner of or have other rights in the Collateral free from any lien, security interest or other encumbrance, and the Debtor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Agent or the Holders, (b) the Debtor shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Agent for the ratable benefit of the Holders, (c) the Debtor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein, and (d) the Debtor will not compromise, settle, extend, release or otherwise alter any of the payment or other terms of the accounts or securities (or any agreements relating thereto) which comprise the Collateral without the prior written consent of the Agent.

ARTICLE IX
COLLATERAL PROTECTION EXPENSES

In its discretion, the Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral.  The Debtor agrees to reimburse the Agent on demand for any and all expenditures so made.  The Agent shall have no obligation to the Debtor to make any such expenditures, nor shall the making thereof relieve the Debtor of any default or Event of Default.

ARTICLE X
NOTIFICATION TO ACCOUNT DEBTORS AND
OTHER PERSONS OBLIGATED ON COLLATERAL

The Debtor shall notify Heyspace International Limited (together with its successors and assigns, the “Payor”), the obligor pursuant to that certain Stock Purchase and Sale Agreement between the Payor and PacificNet Strategic Investment Holdings Limited dated April 30, 2007, as modified by the Supplementary Agreement of the Stock Purchase and Sale Agreement of Pacific 3G Information & Technology Co., Limited dated March 20, 2008 (as may be amended or modified from time to time, the “Heyspace Contract”), which contract constitutes part of the Collateral as set forth in Schedule B, of the security interest of the Agent for the benefit of the Holders, and that payment under the Heyspace Contract is to be made timely and directly to the Agent or to any financial institution designated by the Agent by wire transfer, which notice shall be in the form of Schedule C annexed hereto.  In addition, on the date hereof, Debtor has caused to be endorsed over to the Agent each of the negotiable instruments executed by EPRO Group International Limited, which constitute part of the Collateral as set forth on Schedule B (the “Negotiable Instruments”), which the Agent shall submit to be cashed as promptly as practicable on or after the respective dates of such Negotiable Instruments.  Debtor also owns 5,788,000 shares of International Financial Network Holdings Ltd., which shares constitute part of the Collateral as set forth on Schedule B.  The disposition of such shares, and any proceeds received therefrom, shall be determined in good faith by mutual agreement of Debtor and the Holders.  In the event the Debtor shall receive or hold any proceeds of, or constituting part of, the Collateral, any amounts so received by the Debtor shall be held in trust by the Debtor as trustee for the Holders without using, transferring or commingling the same with other funds of the Debtor and shall turn the same over to the Agent in the identical form received, together with any necessary endorsements or assignments within one business day of receipt.  The Agent shall apply the proceeds from, or constituting part of, the Collateral received by the Agent to the Obligations as an amortization and/or interest payment under the Debentures, such proceeds to be immediately entered after final payment in cash or other immediately available funds of the items giving rise to them.  At such time as the unpaid principal balance of the Debentures is less than fifty (50%) percent of the outstanding principal balance of the Debentures as of the date hereof (the “Principal Reduction”), the Agent and Holders shall apply any such amounts received by the Agent against the next months amortization and interest payment due, and remit the excess amounts to the Debtor.   After the full and indefeasible payment in full of the Obligations, the Debtor and Agent shall jointly notify the Payor that payments on account of the Heyspace Contract may be made to the Debtor, and the Agent shall cause to be endorsed over to the Debtor any Negotiable Instruments then in its possession which have not been cashed as hereinabove provided.

ARTICLE XI
APPOINTMENT AND POWER OF AGENT

The following provisions regarding power of attorney are made part of this Agreement.

11.1           Appointment and Powers of Agent.  The Debtor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Debtor, or in the Agent’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do the following:

11.1.1                      Upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code or applicable law and as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do at the Debtor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Debtor might do, including, without limitation, the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

11.1.2                      To the extent that the Debtor’s authorization given in Article III is not sufficient, to file such financing statements with respect hereto, with or without the Debtor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in the Debtor’s name such financing statements and amendments thereto and continuation statements which may require the Debtor’s signature.

11.2           Ratification by Debtor.  To the extent permitted by law, the Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

11.3           No Duty on Agent; Authority of Agent.  The powers conferred on the Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act, except for the gross negligence or willful misconduct of the Agent or any of its officers, directors, or employees.  The Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting.

ARTICLE XII
REMEDIES

12.1           Events of Default.  An Event of Default (as defined in the Debentures) shall constitute an Event of Default hereunder.  If an Event of Default occurs under this Agreement and remains uncured for a period of fifteen (15) calendar days after written notice to the Debtor (provided, however, that no such written notice and cure period shall be required in the case of a Bankruptcy Event (as defined in the Debentures)), at any time thereafter, the Agent, on behalf of the Holders, shall have all of the rights of a secured party under applicable law, and more specifically under the Uniform Commercial Code and shall have all of the rights and remedies set forth in the Debentures.  In addition and without limitation, the Agent, for the ratable benefit of the Holders, may exercise any one or more of the following rights and remedies:

12.2           General Remedies.  The Agent may, without further notice to or demand upon the Debtor, declare this Agreement to be in default, and the Agent shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code or of any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral.  The Agent shall give to the Debtor at least five (5) business days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.  The Debtor hereby acknowledges that five (5) business days prior written notice of such sale or sales shall be reasonable notice.  In addition, the Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

12.3           Other Rights and Remedies.  In addition, the Agent, for the ratable benefit of the Holders, shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

12.4           Cumulative Remedies.  All of the Agent’s rights and remedies, whether evidenced by this Agreement or the Debentures or by any amendments, shall be cumulative and may be exercised singularly or concurrently.  Election by the Agent to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of the Debtor under this Agreement, after the Debtor’s failure to perform, shall not affect the Agent’s right to declare a default and to exercise its remedies.

ARTICLE XIII
STANDARDS FOR EXERCISING REMEDIES

To the extent that applicable law imposes duties on the Agent or the Holders to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Agent (a) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, (c) to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (d) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (e) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (f) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (g) to contact other persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (h) to hire one or more professional auctioneers to assist in the disposition of Collateral, at commercially reasonable rates, (i) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets at commercially reasonable rates, (j) to purchase reasonable insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (k) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral.   The Debtor acknowledges that the purpose of this Article XIII is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Article XIII.  Without limitation upon the foregoing, nothing contained in this Article XIII shall be construed to grant any rights to the Debtor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Article XIII.

ARTICLE XIV
NO WAIVER BY AGENT, ETC.

The Agent shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Agent.  No delay or omission on the part of the Agent in exercising any right shall operate as a waiver of such right or any other right.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.  All rights and remedies of the Agent and the Holders with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Agent deems expedient.

ARTICLE XV
SURETYSHIP WAIVERS BY DEBTOR

The Debtor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Obligations and the Collateral, the Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Agent may deem advisable.  The Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.  The Debtor further waives any and all other suretyship defenses.

ARTICLE XVI
MARSHALLING

The Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and, in addition to all other rights, however existing or arising.  To the extent that it lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

ARTICLE XVII
PROCEEDS OF DISPOSITIONS; EXPENSES

The Debtor shall pay to the Agent, on demand, any and all expenses, including reasonable attorneys’ fees and disbursements, incurred by the Agent in protecting, preserving or enforcing the Agent’s rights under or in respect of this Agreement.  After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Monthly Redemption Amount (as such term is defined in the Debentures) with respect to each Debenture until all Monthly Redemption Amounts are paid in full, and then as provided in the Debentures.  The Agent shall prepare and promptly deliver to the Debtor written reports detailing amounts received by the Agent and applied pursuant to the provisions of this Agreement.  Upon final payment and satisfaction in full of all of the Obligations and, after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code, any excess shall be returned to the Debtor.

ARTICLE XVIII
OVERDUE AMOUNTS

Until paid, all amounts due and payable by the Debtor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the applicable rate as set forth in the Debentures.

ARTICLE XIX
TERMINATION AND RELEASE

This Agreement and the security interests created in favor of the Agent, for the ratable benefit of the Holders, pursuant to this Agreement shall terminate when all of the Obligations have been fully and indefeasibly paid, at which time the Agent shall execute and deliver to Debtor, or to such person or persons as Debtor shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by Debtor at Debtor’s expense that Debtor shall reasonably request to evidence the release of the security interests created by this Agreement with respect to the Collateral.  In addition, the Agent shall promptly send written notice to each of the entities identified on Schedule B of the fulfillment of the Obligations by the Debtor, the cancellation of this Security Agreement and the termination of the respective payment direction letter.

ARTICLE XX
WAIVER OF JURY TRIAL

THE DEBTOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS.  Except as prohibited by law, the Debtor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  The Debtor (i) certifies that neither the Agent nor any representative, agent or attorney of the Agent has represented, expressly or otherwise, that the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Debentures, the Agent is relying upon, among other things, the waivers and certifications contained in this Article XX.

ARTICLE XXI
NOTICES

All notices, requests and demands to or upon the Agent, any Holder or Debtor to be effective shall be in writing (including by telecopy) and, unless otherwise expressly provided in this Agreement, shall be deemed to have been duly given or made when delivered by hand, or five Business Days after being deposited in the mail, postage prepaid, or in the case of telecopy notice, when received, addressed as follows:

if to the Agent or any Holder, at

(a)           Iroquois Master Fund, Ltd.
641 Lexington Avenue, 26th Floor
New York, NY 10022
Fax:  (212) 207-3452
Attention:  Mitchell R. Kulick, General Counsel

with a copy to :

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Attn: Adam H. Friedman, Esq.
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Fax: (212) 451-2222

 and

(b)
if to Debtor, at:

PacificNet Inc.
23/F, Tower A, Timecourt,
No.6 Shuguang Xili,
Chaoyang District, Beijing, China 100028
Attention:  Victor Tong, President
Telecopier:  86 010 59225001
Telephone:  86 010 59225000

with a copy to

White and Williams, LLP
One Penn Plaza, Suite 1801
New York, N.Y. 10119
Fax: (212) 244-6200
Attention: Karel S. Karpe, Esq.

The Agent, each Holder and Debtor may change its address and transmission numbers for notices by providing notice in the manner provided herein.

ARTICLE XXII
GOVERNING LAW

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.  The Debtor, the Agent and the Holders (i) hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the United States District Court sitting in the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Debtor, the Agent and the Holders consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Article XXII shall affect or limit any right to serve process in any other manner permitted by law.

ARTICLE XXIII
MISCELLANEOUS

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.  No change, modification or addition to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.  The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.  This Agreement and all rights and obligations hereunder shall be binding upon the Debtor and its respective successors and assigns, and shall inure to the benefit of the Agent and its successors and assigns.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.  The Debtor acknowledges receipt of a copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO SECURITY AGREEMENT]

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Security Agreement to be duly executed as of the date first above written.

DEBTOR:

PACIFICNET INC.

By:	/s/ Victor Tong
	Name:	Victor Tong
	Title:	President

AGENT:

IROQUOIS MASTER FUND, LTD.

By:	/s/ Richard Abbe
	Name:	Richard Abbe
	Title:	General Partner

SCHEDULE A

HOLDERS OF DEBENTURES OF PACIFICNET INC.

IROQUOIS MASTER FUND, LTD.
Iroquois Capital Management, LLC
Mitchell R. Kulick, General Counsel
641 Lexington Ave., 26th Fl.
New York, NY 10022
Phone: 212-920-8172
Fax: 212-207-3452
mkulick@icfund.com

BASSO FUND LTD.
BASSO MULTI-STRATEGY HOLDING FUND LTD.
BASSO PRIVATE OPPORTUNITIES HOLDING FUND LTD.
Marc Seidenberg/Howard Fischer
Basso Capital Management
1266 E. Main Street
Stamford, CT 06902
Phone: 203-352-6100
Fax: 203-352-6193
emails: ms@bassocap.com
hf@bassocap.com

WHALEHAVEN CAPITAL FUND LTD.
Brian Mazzella
Whalehaven Capital
Chief Financial Officer
560 Sylvan Ave., 3rd Fl.
Englewood Cliffs, NJ 07632
Phone: 201-408-5127
Fax: 201-408-5125
Email: brian@whalehavencapital.com

CE UNTERBERG
c/o Collins Stewart
David M. Barrett
350 Madison Ave.
New York, NY 10017
Phone: 212-389-8088
Fax: 212-389-8488
Email: dbarrett@collinsstewart.com

ALPHA CAPITAL AG
Arie Rabinowitz
c/o L H Financial Services Corp
150 Central Park South, 2nd Floor
New York, NY 10019
Phone:  (212) 586-8224
Fax:  (212) 586-8244
Email:  rabin@lhfin.com

DKR SOUNDSHORE OASIS HOLDING FUND, LTD.
695 East Main Street
Building A, 4th Floor
Stamford, CT 06902
203-363-8190 (phone)
203-643-2325 (fax)
Attention:  Brad Caswell, Fizza Khan
bcaswell@us.oasiscm.com
fkhan@us.oasiscm.com

SCHEDULE B
to
SECURITY AGREEMENT between PACIFICNET INC. and IROQUOIS MASTER FUND, LTD.
DESCRIPTION OF COLLATERAL

1.           All rights of PacificNet Communications Limited (which have been assigned to Debtor) to receive payments under the Sale and Purchase Agreement Relating to the Issued Share Capital of PacificNet EPRO Holdings Limited and Termination of the Original Agreement, dated April 11, 2008, among EPRO Group International Limited, PacificNet Communications Limited and PacificNet EPRO Holdings Limited, a copy of which is attached hereto as Schedule B-1-A, including pursuant to certain negotiable instruments attached hereto as Schedule B-1-B, payable by EPRO Group International Limited to PacificNet Communications Limited, which negotiable instruments have been endorsed over to the Agent.  Payment amounts and due dates for such payments are as follows:

Due Date of Payment	Amount of Payment
September 30, 2008	HK$4,000,000.00
March 31, 2009	HK$4,000,000.00
September 30, 2009	HK $5,000,000.00
March 31, 2010	HK $5,000,000.00

2.           All rights, title and interest of Debtor in and to 5,788,000 shares of stock of International Financial Network Holdings Ltd., which shares were acquired by PacificNet Financial Services Limited pursuant to a certain Conversion Rights Agreement and Personal Guarantee dated April 5, 2007 between PacificNet Financial Services Limited and Mr. Wang Wen Ming, a copy of which is attached hereto as Schedule B-2, which shares have been assigned to Debtor, and including the proceeds from the sale of such shares.

3.           All rights of PacificNet Strategic Investment Holdings Limited to payments pursuant to the terms of that certain Stock Purchase and Sale Agreement between Heyspace International Limited and PacificNet Strategic Investment Holdings Limited dated April 30, 2007, as modified by the Supplementary Agreement of the Stock Purchase and Sale Agreement of Pacific 3G Information & Technology Co., Limited dated March 20, 2008, a copy of which is attached hereto as Schedule B-3, including the right to receive U.S. $5,000,000 on or before March 31, 2009, plus interest at an annual rate of 12% if such payment is not made on or before such date, which rights of payment have been assigned to Debtor.